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                                                                      EXHIBIT 12

                             VERIZON MARYLAND INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                  Nine Months Ended
(Dollars in Millions)                                                             September 30, 2001
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
Income before provision for income taxes                                                     $ 484.4
Equity in loss from affiliates                                                                  31.1
Dividends received from equity affiliate                                                          .4
Interest expense                                                                                62.4
Portion of rent expense representing interest                                                   10.7
Amortization of capitalized interest                                                             2.2
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Earnings, as adjusted                                                                        $ 591.2
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Fixed charges:
Interest expense                                                                              $ 62.4
Portion of rent expense representing interest                                                   10.7
Capitalized interest                                                                             8.2
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Fixed Charges                                                                                 $ 81.3
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Ratio of Earnings to Fixed Charges                                                              7.27
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